UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 8, 2011

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, The Jones Group Inc. (the "Company") and Richard Dickson, the Company's President and Chief Executive Officer - Branded Businesses, entered into an amendment of Mr. Dickson's employment agreement to extend the term of the agreement until December 31, 2013 and, effective as of January 1, 2011, to increase Mr. Dickson's minimum annual base salary from $1,000,000 to $1,100,000. Except for the term extension and increase in base salary, the terms of Mr. Dickson's employment agreement remain unchanged.

The foregoing description of the amendment to Mr. Dickson's employment agreement is qualified in its entirety by reference to the amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement dated as of February 8, 2011 between The Jones Group Inc. and Richard Dickson.+

____________________

+	Management contract or compensatory plan or arrangement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

 Date: February 8, 2011

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement dated as of February 8, 2011 between The Jones Group Inc. and Richard Dickson.+

____________________

+	Management contract or compensatory plan or arrangement.

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